Enovis Announces Third Quarter 2026 Results

•Third-quarter sales growth of 2% on a reported basis, 5% organic

•Third-quarter Reconstructive sales growth of 6% on a reported and organic basis

•Raising full-year 2026 guidance for adjusted EBITDA and adjusted EPS

•Board of Directors approves new $200 million share repurchase authorization

Dallas, TX, November 5, 2026 (GLOBE NEWSWIRE)—Enovis™ Corporation (“Enovis” or “the Company”) (NYSE: ENOV), an innovation-driven medical technology growth company, today announced its financial results for the third quarter ended October 2, 2026. The Company will host an investor conference call and live webcast to discuss these results today at 8:30 am ET.

Third Quarter 2026 Financial Results

Enovis’ third-quarter net sales of $559 million grew 2% on a reported basis and 5% on an organic basis from the same quarter in 2025. Third quarter results reflect continued execution in P&R and Recon and encouraging momentum in new product introductions. Compared to the same quarter in 2025, net sales in Recon grew 6% on a reported basis and 6% on an organic basis, and P&R declined 2% on a reported basis and grew 3% on an organic basis.

Enovis also reported a third-quarter net income of $3 million, or 0.6% of sales, and adjusted EBITDA of $104 million, or 18.5% of sales.

The Company reported third-quarter 2026 net income of $0.02 per share and adjusted net earnings per diluted share of $0.88.

“Our third-quarter results reflect continued progress against our innovation-led strategy and the benefits of executing with greater alignment, accountability, and discipline,” said Damien McDonald, Chief Executive Officer of Enovis. “Growth was consistent with our expectations for the quarter, with continued share gains in Recon and steady performance in Prevention & Recovery.

The environment remains dynamic, including volatility and cost inflation in many markets. Despite these challenges, we are investing in the technologies that will define the next phase of our growth, including our agreement to acquire eCential Robotics, while maintaining strong cost and capital discipline. Our focus remains on continuously improving how we operate and execute to make our performance repeatable, and increasingly profitable.”

2026 Financial Outlook

Enovis updated financial expectations for 2026. Revenue guidance is narrowed to a range of $2.32-2.35 billion, versus prior expectations of $2.31-2.37 billion. Revenue guidance incorporates 5% organic revenue growth, as compared to 4-6% previously. Adjusted EBITDA guidance is raised to a range of $428-438 million, as compared to the prior outlook of $425-435 million. The guidance ranges for revenue and adjusted EBITDA are based on current exchange rates. Enovis now expects foreign currency to be a benefit to revenue growth of 0.5%-1.0%, as compared to 0.5%-1.5% previously. Full-year adjusted earnings per share guidance is raised from $3.52-3.73 to $3.58-3.79. Full year free cash flow conversion is expected to be 25% or higher.

Share Repurchase Authorization

Enovis also announced that its Board of Directors has approved a new share repurchase authorization of up to $200 million of the Company’s outstanding common stock. The new authorization replaces the Company’s existing $100 million share repurchase authorization. The timing and amount of any repurchases will be determined by management based on market conditions, the Company’s capital allocation priorities and other factors.

Conference call and Webcast

Investors can access the webcast via a link on the Enovis website, www.enovis.com. For those planning to participate on the call, please dial (833) 685-0901 (U.S. callers) and (412) 317-5715 (International callers) and asked to be joined into the Enovis call. A link to a replay of the call will also be available on the Enovis website later in the day.

About Enovis

Enovis™ (NYSE: ENOV) is a global medical technology innovator dedicated to improving lives by developing clinically differentiated solutions that enhance patient outcomes and restore motion for life. We partner with the brightest minds in health to advance care that is smarter, personalized, and more effective, while improving operational efficiency for surgeons and clinicians around the world. Enovis solutions impact the well-being of millions of patients wherever they are on their pathway to health. Discover more about Enovis at www.enovis.com.

Availability of Information on the Enovis Website

Investors and others should note that Enovis routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the Enovis Investor Relations website. While not all of the information that the Company posts to the Enovis Investor Relations website is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media and others interested in Enovis to review the information that it shares on ir.enovis.com.

Forward-Looking Statements

This press release includes forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning Enovis’ plans, goals, objectives, outlook, expectations and intentions, and other statements that are not historical or current fact. Forward-looking statements are based on Enovis’ current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause Enovis’ results to differ materially from current expectations include, but are not limited to, risks related to the Company’s planned acquisition of eCential and the expected timeline for completing the acquisition, the growth potential of eCential’s surgical robotics platform combined with the Company’s ARVIS® Augmented Reality System, planned funding for the acquisition, the financial and operational impact of the acquisition, including the anticipated impact on Adjusted EBITDA margins, plans, goals, objectives, outlook, expectations and intentions; Enovis’ integration of Lima; the impact of public health emergencies and global pandemics; disruptions in the global economy caused by escalating geopolitical tensions including in connection with the ongoing conflicts between Russia and Ukraine and in the Middle East; macroeconomic conditions, including the impact of inflationary pressures; changes in government trade policies, including the implementation of tariffs; the impact of a shutdown of the U.S. government or any future shutdowns; supply chain disruptions; increasing energy costs and availability concerns, particularly in the European market; other impacts on Enovis’ business and ability to execute business continuity plans; and the other factors detailed in Enovis’ reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including its most recent Annual Report on Form 10-K under the caption “Risk Factors,” as well as the other risks discussed in Enovis’ filings with the SEC. In addition, these statements are based on assumptions that are subject to change. This press release speaks only as of the date hereof. Enovis disclaims any duty to update the information herein.

Non-GAAP Financial Measures

Enovis has provided in this press release financial information that has not been prepared in accordance with accounting principles generally accepted in the United States of America (“non-GAAP”). These non-GAAP financial measures may include one or more of the following: adjusted net income from continuing operations (“Adjusted net income”), Adjusted net income per diluted share, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted gross profit, and Adjusted gross profit margin.

Adjusted net income and Adjusted net income per diluted share exclude net income attributable to noncontrolling interest from continuing operations, net of taxes; the effect of income (loss) from discontinued operations, net of taxes; restructuring charges; Medical Device Regulation (“MDR”) fees and other costs; strategic transaction costs; stock-based compensation; acquisition-related intangible asset amortization; strategic purchase of economic interest on future royalty payments; and property plant and equipment step-up depreciation; goodwill impairment charges; non-cash Other (income) expense, net; and include the tax effect of adjusted pre-tax income at applicable tax rates and other tax adjustments. Enovis also presents Adjusted net income margin, which is subject to the same adjustments as Adjusted net income.

Adjusted EBITDA represents Adjusted net income excluding all Other (income) expense, net; interest, taxes, and depreciation and other amortization. Enovis presents Adjusted EBITDA margin, which is subject to the same adjustments as Adjusted EBITDA.

Adjusted gross profit represents gross profit excluding depreciation step-up of acquired fixed assets and the impact of restructuring charges. Adjusted gross profit margin is subject to the same adjustments as Adjusted gross profit.

Organic sales growth calculates sales growth period over period, after excluding the impact of acquisitions, divestitures, and foreign exchange rate fluctuations.

Free cash flow represents cash flow from operating activities less purchases of property, plant and equipment net of proceeds from sale of certain properties. Free cash flow conversion represents free cash flow divided by adjusted net income.

These non-GAAP financial measures assist Enovis management in comparing its operating performance over time because certain items may obscure underlying business trends and make comparisons of long-term performance difficult, as they are of a nature and/or size that occur with inconsistent frequency or relate to discrete restructuring plans that are fundamentally different from the ongoing productivity improvements of the Company. Enovis management also believes that presenting these measures allows investors to view its performance using the same measures that the Company uses in evaluating its financial and business performance and trends. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of non-GAAP financial measures presented above to GAAP results has been provided in the financial tables included in this press release. Enovis does not provide reconciliations of adjusted EBITDA or adjusted earnings per share on a forward-looking basis to the closest GAAP financial measures, as such information is not available without unreasonable efforts on a forward-looking basis due to uncertainties regarding, and the potential variability of, reconciling items excluded from these measures. These items are uncertain, depend on various factors, and could have a material impact on GAAP reported results for the guidance period.

Kyle Rose
Vice President, Investor Relations
Enovis Corporation
investorrelations@enovis.com

Enovis Corporation
Condensed Consolidated Statements of Operations
Dollars in thousands, except per share data
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 2, 2026	October 3, 2025	October 2, 2026	October 3, 2025
Net sales	$558,725	$548,912	$1,730,658	$1,672,291
Cost of sales	218,878	219,999	666,077	676,452
Gross profit	339,847	328,913	1,064,581	995,839
Gross profit margin	60.8%	59.9%	61.5%	59.5%
Selling, general and administrative expense	259,375	263,621	805,915	799,714
Research and development expense	31,275	29,739	94,494	88,967
Amortization of acquired intangibles	43,254	43,689	126,719	128,463
Purchase of royalty interest	—	—	—	45,818
Restructuring charges	2,568	1,910	10,135	6,488
Goodwill impairment charge	—	548,442	—	548,442
Operating income (loss)	3,375	(558,488)	27,318	(622,053)
Operating income (loss) margin	0.6%	(101.7)%	1.6%	(37.2)%
Interest expense, net	7,616	8,828	24,823	27,310
Other (income) expense, net	(3,785)	(448)	(5,148)	508
Income (loss) from continuing operations before income taxes	(456)	(566,868)	7,643	(649,871)
Income tax expense (benefit)	(1,679)	4,005	15,867	13,037
Net income (loss) from continuing operations	1,223	(570,873)	(8,224)	(662,908)
Income (loss) from discontinued operations, net of taxes	2,194	(40)	2,155	(258)
Net income (loss)	3,417	(570,913)	(6,069)	(663,166)
Net income (loss) margin	0.6%	(104.0)%	(0.4)%	(39.7)%
Less: net income attributable to noncontrolling interest from continuing operations - net of taxes	278	233	746	685
Net income (loss) attributable to Enovis Corporation	$3,139	$(571,146)	$(6,815)	$(663,851)
Net income (loss) per share - basic and diluted
Continuing operations	$0.02	$(9.99)	$(0.16)	$(11.64)
Discontinued operations	$0.04	$—	$0.04	$—
Consolidated operations	$0.06	$(9.99)	$(0.12)	$(11.64)

Enovis Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
Dollars in millions, except per share data
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 2, 2026	October 3, 2025	October 2, 2026	October 3, 2025
Adjusted Net Income and Adjusted Net Income Per Share
Net income (loss) (GAAP)	$3.4	$(570.9)	$(6.1)	$(663.2)
Net income (loss) margin (GAAP)	0.6%	(104.0)%	(0.4)%	(39.7)%
Net loss attributable to noncontrolling interest from continuing operations - net of taxes	(0.3)	(0.2)	(0.7)	(0.7)
Loss (Income) from discontinued operations, net of taxes	(2.2)	—	(2.2)	0.3
Net income (loss) from continuing operations attributable to Enovis Corporation(1) (GAAP)	$0.9	$(571.1)	$(9.0)	$(663.6)
Restructuring charges - pretax(2)	2.6	3.4	10.1	8.2
MDR and other costs - pretax(3)	0.9	2.4	2.8	9.0
Amortization of acquired intangibles - pretax	43.3	43.7	126.7	128.5
Goodwill impairment charge	—	548.4	—	548.4
PPE step-up depreciation - pretax(4)	0.6	0.7	1.9	1.9
Strategic transaction costs - pretax(5)	15.6	15.7	28.1	41.2
Purchase of royalty interest(6)	—	—	—	45.8
Stock-based compensation	7.5	9.0	25.2	25.0
Other (income) expense, net(7)	(2.9)	(0.4)	(0.6)	0.5
Tax adjustment(8)	(17.1)	(8.2)	(30.0)	(22.9)
Adjusted net income from continuing operations (non-GAAP)(9)	$51.4	$43.5	$155.2	$122.1
Adjusted net income margin from continuing operations(9)	9.2%	7.9%	9.0%	7.3%

Weighted-average shares outstanding - diluted (GAAP)	57,672	57,169	57,527	57,029
Net loss per share - diluted from continuing operations (GAAP)	$0.02	$(9.99)	$(0.16)	$(11.64)

Adjusted weighted-average shares outstanding - diluted (non-GAAP)	58,493	57,725	58,241	57,558
Adjusted net income per share - diluted from continuing operations (non-GAAP)(9)	$0.88	$0.75	$2.67	$2.12
__________

(1) Net income (loss) from continuing operations attributable to Enovis Corporation for the respective periods is calculated using Net income (loss) from continuing operations less net income attributable to noncontrolling interest from continuing operations - net of taxes.
(2) Restructuring charges reflect costs associated with the Company’s restructuring programs to reduce the structural costs of the Company. For further information, see Note 10, “Accrued Liabilities - Accrued Restructuring Liability” included in our Form 10-Q. Includes expenses of $1.5 million and $1.7 million classified as Cost of sales on the Company’s Condensed Consolidated Statements of Operations for the three and nine months ended October 3, 2025, respectively. There were no similar charges for the three and nine months ended October 2, 2026.
(3) MDR and other costs includes (i) $0.4 million and $1.6 million for the three and nine months ended October 2, 2026 and $2.1 million and $7.6 million for the three and nine months ended October 3, 2025, respectively, in non-recurring costs specific to updating our quality system, product labeling, asset write-offs and product remanufacturing to comply with the medical device reporting regulations and other requirements of the new medical device regulations in the European Union for devices which were introduced to the market prior to the regulation and (ii) $0.5 million and $1.2 million for the three and nine months ended October 2, 2026 and $0.4 million and $1.4 million for the three and nine months ended October 3, 2025, respectively, of expenses to resolve certain infrequent, non-recurring regulatory or other legal matters. These costs are classified as Selling, general and administrative expense on our Condensed Consolidated Statements of Operations.
(4) Includes $0.6 million and $1.9 million in PPE step-up depreciation in connection with acquired businesses for the three and nine months ended October 2, 2026 and $0.7 million and $1.9 million for the three and nine months ended October 3, 2025, respectively.
(5) Strategic transaction costs includes: (i) $9.2 million and $21.0 million for the three and nine months ended October 2, 2026 and $9.2 million and $28.1 million for the three and nine months ended October 3, 2025, respectively, related to non-recurring integration costs associated with the Lima Acquisition which includes (a) payroll and retention costs for roles eliminated in connection with the integration of our recent acquisition of Lima where a legal notice period was required prior to the employee’s separation from the Company, or integration-related daily activities not related to former roles performed by an employee during their legal notice period and prior to their separation from the Company. In each case, such costs relate solely to roles eliminated in connection with the integration of the Lima acquisition, and are non-recurring and not part of our normal business operations; (b) professional and consulting fees specifically incurred to consummate the acquisition and advise and facilitate on post-acquisition integration matters including legal entity consolidation, costs associated with rebranding and marketing acquired business under Enovis name, such as marketing materials, trade show redesign costs and product labeling; and (c) integration related costs associated with sales agent and distributor network rationalization, including contract termination and retention expenses, supply chain and portfolio integration, and quality management system consolidation, (ii) $6.1 million and $6.5 million for the three and nine months ended October 2, 2026 and $6.1 million and $11.8 million for the three and nine months ended October 3, 2025, of non-recurring (non-Lima) acquisition integration costs, and other non-recurring project costs for global ERP rationalization and shared service center start-up, offset by a $5.7 million non-cash gain in the second quarter of 2026 from the reversal of a portion of a contingent consideration liability (See Note 11), and (iii) $0.3 million and $0.6 million for the three and nine months ended October 2, 2026 and $0.4 million and $1.3 million for the three and nine months ended October 3, 2025, respectively, related to the Separation of our former fabrication technology business. These costs are classified as Selling, general and administrative expense on our Condensed Consolidated Statements of Operations.
(6) Purchase of royalty interest represents the one-time, up-front expense incurred by the Company to acquire the economic rights to future royalties under product development agreements in connection with the termination of such agreements as part of a strategic shift to a new product development model. The Company believes that excluding the impact of such expense enhances comparability between periods, provides investors with a clear and meaningful view of our underlying business trends and aligns with how management evaluates the ongoing business performance.
(7) Other (income) expense, net includes the fair value gain adjustment for non-designated cross currency swaps in 2026. Includes the final fair value loss adjustment for the Contingent Acquisition Shares issued in the first quarter of 2025.
(8) The effective tax rates used to calculate adjusted net income and adjusted net income per share were 23.0% and 22.7% for the three and nine months ended October 2, 2026 and 21.8% and 22.6% for the three and nine months ended October 3, 2025.
(9) In conjunction with our Form 10-Q filing for the first quarter of 2026, we revised our definition of Adjusted Net Income and Adjusted Net Income Per Diluted Share to no longer adjust for inventory step-up charges. Adjusted Net Income in prior periods has been revised to reflect this change for consistency of presentation along with its impact on the effective tax rate which has been revised from 22.9%, as presented in our Form 8-K for the nine months ended October 3, 2025, to 22.6%. Accordingly, Adjusted Net Income for the nine months ended October 3, 2025 has been revised from $135.6 million or $2.36 per diluted share, respectively, as presented in our Form 8-K for the ended October 3, 2025, to $122.1 million, or $2.12 per diluted share, respectively, reflecting the removal of a $18.1 million adjustment for inventory step-up in connection with acquired businesses, resulting in a corresponding reduction to Adjusted net income margin from continuing operations for the nine months ended October 3, 2025 from 8.1%, as presented in our Form 8-K for the period ended October 3, 2025, to 7.3%. There was no adjustment for inventory step-up during the three months ended October 3, 2025.

Enovis Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
Dollars in millions
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 2, 2026	October 3, 2025	October 2, 2026	October 3, 2025
	(Dollars in millions)
Net income (loss) (GAAP)	$3.4	$(570.9)	$(6.1)	$(663.2)
Net income (loss) margin (GAAP)	0.6%	(104.0)%	(0.4)%	(39.7)%
Loss (Income) from discontinued operations, net of taxes	(2.2)	—	(2.2)	0.3
Income tax expense (benefit)	(1.7)	4.0	15.9	13.0
Other (income) expense, net	(3.8)	(0.4)	(5.1)	0.5
Interest expense, net	7.6	8.8	24.8	27.3
Operating income (loss) (GAAP)	$3.4	$(558.5)	$27.3	$(622.1)
Adjusted to add:
Restructuring charges(1)	2.6	3.4	10.1	8.2
MDR and other costs(2)	0.9	2.4	2.8	9.0
Strategic transaction costs(3)	15.6	15.7	28.1	41.2
Stock-based compensation	7.5	9.0	25.2	25.0
Depreciation and other amortization	30.2	30.7	91.2	88.9
Amortization of acquired intangibles	43.3	43.7	126.7	128.5
Goodwill impairment charge	—	548.4	—	548.4
Purchase of royalty interest(4)	—	—	—	45.8
Adjusted EBITDA (non-GAAP)(5)	$103.5	$94.8	$311.4	$273.0
Adjusted EBITDA margin (non-GAAP)(5)	18.5%	17.3%	18.0%	16.3%
__________
(1) Restructuring charges reflect costs associated with the Company’s restructuring programs to reduce the structural costs of the Company. For further information, see Note 10, “Accrued Liabilities - Accrued Restructuring Liability” included in our Form 10-Q. Includes expenses of $1.5 million and $1.7 million classified as Cost of sales on the Company’s Condensed Consolidated Statements of Operations for the three and nine months ended October 3, 2025, respectively. There were no similar charges for the three and nine months ended October 2, 2026.
(2) MDR and other costs includes (i) $0.4 million and $1.6 million for the three and nine months ended October 2, 2026 and $2.1 million and $7.6 million for the three and nine months ended October 3, 2025, respectively, in non-recurring costs specific to updating our quality system, product labeling, asset write-offs and product remanufacturing to comply with the medical device reporting regulations and other requirements of the new medical device regulations in the European Union for devices which were introduced to the market prior to the regulation and (ii) $0.5 million and $1.2 million for the three and nine months ended October 2, 2026 and $0.4 million and $1.4 million for the three and nine months ended October 3, 2025, respectively, of expenses to resolve certain infrequent, non-recurring regulatory or other legal matters. These costs are classified as Selling, general and administrative expense on our Condensed Consolidated Statements of Operations.
(3) Strategic transaction costs includes: (i) $9.2 million and $21.0 million for the three and nine months ended October 2, 2026 and $9.2 million and $28.1 million for the three and nine months ended October 3, 2025, respectively, related to non-recurring integration costs associated with the Lima Acquisition which includes (a) payroll and retention costs for roles eliminated in connection with the integration of our recent acquisition of Lima where a legal notice period was required prior to the employee’s separation from the Company, or integration-related daily activities not related to former roles performed by an employee during their legal notice period and prior to their separation from the Company. In each case, such costs relate solely to roles eliminated in connection with the integration of the Lima acquisition, and are non-recurring and not part of our normal business operations; (b) professional and consulting fees specifically incurred to consummate the acquisition and advise and facilitate on post-acquisition integration matters including legal entity consolidation, costs associated with rebranding and marketing acquired business under Enovis name, such as marketing materials, trade show redesign costs and product labeling; and (c) integration related costs associated with sales agent and distributor network rationalization, including contract termination and retention expenses, supply chain and portfolio integration, and quality management system consolidation, (ii) $6.1 million and $6.5 million for the three and nine months ended October 2, 2026 and $6.1 million and $11.8 million for the three and nine months ended October 3, 2025, of non-recurring (non-Lima) acquisition integration costs, and other non-recurring project costs for global ERP rationalization and shared service center start-up, offset by a $5.7 million non-cash gain in the second quarter of 2026 from the reversal of a portion of a contingent consideration liability (See Note 11), and (iii) $0.3 million and $0.6 million for the three and nine months ended October 2, 2026 and $0.4 million and $1.3 million for the three and nine months ended October 3, 2025, respectively, related to the Separation of our former fabrication technology business. These costs are classified as Selling, general and administrative expense on our Condensed Consolidated Statements of Operations.

(4) Purchase of royalty interest represents the one-time, up-front expense incurred by the Company to acquire the economic rights to future royalties under product development agreements in connection with the termination of such agreements as part of a strategic shift to a new product development model. The Company believes that excluding the impact of such expense enhances comparability between periods, provides investors with a clear and meaningful view of our underlying business trends and aligns with how management evaluates the ongoing business performance.
(5) In conjunction with our Form 10-Q filing for the first quarter of 2026, we revised our definition of Adjusted EBITDA to no longer adjust for inventory step-up charges. Adjusted EBITDA in prior periods has been revised to reflect this change for consistency of presentation. Accordingly, Adjusted EBITDA for the nine months ended October 3, 2025 has been revised from $291.1 million, as presented in our Form 10-Q for the period ended October 3, 2025, to $273.0 million, reflecting the removal of a $18.1 million adjustment for inventory step-up in connection with acquired businesses resulting in a corresponding reduction to Adjusted EBITDA margin for the nine months ended October 3, 2025 from 17.4%, as presented in our Form 10-Q for the period ended October 3, 2025, to 16.3%. There was no adjustment for inventory step-up during the three months ended October 3, 2025.

Enovis Corporation
Reconciliation of Gross Margin (GAAP) to Adjusted Gross Margin (non-GAAP)
Dollars in millions
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 2, 2026	October 3, 2025	October 2, 2026	October 3, 2025
Net sales	$558.7	$548.9	$1,730.7	$1,672.3
Gross profit	$339.8	$328.9	$1,064.6	$995.8
Gross profit margin (GAAP)	60.8%	59.9%	61.5%	59.5%

Gross profit (GAAP)	$339.8	$328.9	$1,064.6	$995.8
PPE step-up depreciation	0.6	0.6	1.7	1.6
Restructuring charges	—	1.5	—	1.7
Adjusted gross profit (Non-GAAP)(1)	$340.4	$331.0	$1,066.3	$999.2
Adjusted gross profit margin (Non-GAAP)(1)	60.9%	60.3%	61.6%	59.8%
__________
(1) In conjunction with our Form 10-Q filing for the first quarter of 2026, we revised our definition of Adjusted gross profit to no longer adjust for inventory step-up charges. Adjusted gross profit in prior periods has been revised to reflect this change for consistency of presentation. Accordingly, Adjusted gross profit for the nine months ended October 3, 2025 has been revised from $1,017.3 million, as presented in our Form 8-K for the period ended October 3, 2025, to $999.2 million, reflecting the removal of a $18.1 million adjustment for inventory step-up in connection with acquired businesses, resulting in a corresponding reduction to Adjusted gross profit margin for the nine months ended October 3, 2025 from 60.8%, as presented in our Form 8-K for the period ended October 3, 2025, to 59.8%. There was no adjustment for inventory step-up during the three months ended October 3, 2025.

Enovis Corporation
Condensed Consolidated Balance Sheets
Dollars in thousands, except share amounts
(Unaudited)

	October 2, 2026	December 31, 2025
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$13,038	$36,389
Trade receivables, less allowance for credit losses of $26,462 and $25,609	428,288	442,786
Inventories, net	620,155	584,379
Prepaid expenses	48,602	42,283
Other current assets	137,493	101,222
Total current assets	1,247,576	1,207,059
Property, plant and equipment, net	526,315	507,063
Goodwill	702,090	718,299
Intangible assets, net	1,093,942	1,236,713
Lease asset - right of use	74,714	72,256
Other assets	90,907	93,347
Total assets	$3,735,544	$3,834,737

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$35,000	$35,000
Accounts payable	200,449	187,531
Accrued liabilities	344,389	375,943
Total current liabilities	579,838	598,474
Long-term debt, less current portion	1,223,261	1,261,793
Non-current lease liability	59,985	58,000
Other liabilities	376,877	424,568
Total liabilities	2,239,961	2,342,835
Equity:
Common stock, $0.001 par value; 133,333,333 shares authorized; 57,694,452 and 57,194,781 shares issued and outstanding as of October 2, 2026 and December 31, 2025, respectively	58	57
Additional paid-in capital	3,073,646	3,048,414
Accumulated deficit	(1,474,278)	(1,467,463)
Accumulated other comprehensive loss	(106,185)	(91,363)
Total Enovis Corporation equity	1,493,241	1,489,645
Noncontrolling interest	2,342	2,257
Total equity	1,495,583	1,491,902
Total liabilities and equity	$3,735,544	$3,834,737

Enovis Corporation
Condensed Consolidated Statements of Cash Flows
Dollars in thousands
(Unaudited)

	Nine Months Ended
	October 2, 2026	October 3, 2025

Cash flows from operating activities:
Net loss	$(6,069)	$(663,166)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	217,884	217,366
Impairment of goodwill	—	548,442
Stock-based compensation expense	25,470	24,809
Non-cash interest expense	5,929	5,120
Fair value loss on contingent acquisition shares	—	1,787
Deferred income tax benefit	(42,241)	(565)
Loss on disposal of property, plant and equipment	960	1,129
Changes in operating assets and liabilities:
Trade receivables, net	7,588	(17)
Inventories, net	(44,283)	(33,153)
Accounts payable	15,602	10,345
Other operating assets and liabilities	(10,364)	16,652
Net cash provided by operating activities	170,476	128,749
Cash flows from investing activities:
Purchases of property, plant and equipment and intangibles	(133,204)	(141,122)
Payments for acquisitions, net of cash received, and investments	(4,122)	(26,859)
Cash received (paid) for net investment hedge derivatives	(3,283)	1,601
Net cash used in investing activities	(140,609)	(166,380)
Cash flows from financing activities:
Repayments of borrowings under term credit facility	(26,250)	(15,000)
Proceeds from borrowings on revolving credit facilities and other	172,000	177,000
Repayments of borrowings on revolving credit facilities and other	(189,041)	(136,862)
Payments of tax withholding for stock-based awards	(1,473)	(3,504)
Proceeds from issuance of common stock, net	1,354	1,318
Deferred consideration payments and other	(9,637)	(2,437)
Net cash provided by (used in) financing activities	(53,047)	20,515
Effect of foreign exchange rates on Cash and cash equivalents	(171)	2,566
Decrease in Cash and cash equivalents	(23,351)	(14,550)
Cash and cash equivalents, beginning of period	36,389	48,167
Cash and cash equivalents, end of period	$13,038	$33,617

Enovis Corporation
GAAP Net Sales and Growth Rate Summary - QTD
Dollars in millions
(Unaudited)

	Three Months Ended
	October 2, 2026	October 3, 2025	Growth Rate	Constant Currency Growth Rate (1)	Organic Growth Rate (2)
	(In millions)
Prevention & Recovery:
U.S. Bracing & Support	$132.7	$127.0	4.5%	4.5%	4.5%
U.S. Other P&R(3)	61.3	71.4	(14.2)%	(14.2)%	5.1%
International P&R	91.4	92.6	(1.2)%	(0.7)%	(0.7)%
Total Prevention & Recovery	285.4	290.9	(1.9)%	(1.7)%	3.0%

Reconstructive:
U.S. Reconstructive	135.3	129.0	4.9%	4.9%	4.9%
International Reconstructive	138.0	129.0	7.0%	7.8%	7.8%
Total Reconstructive	273.3	258.0	6.0%	6.3%	6.3%

Total	$558.7	$548.9	1.8%	2.1%	4.6%
(1) Constant currency growth rate represents sales growth excluding the impact of foreign exchange rate fluctuations based on prior year sales valued at the current period foreign currency rates.
(2) Excludes the impact of foreign exchange rate fluctuations and acquisitions/divestitures, thus providing a measure of change due to factors such as price, product mix and volume.
(3) The three months ended October 3, 2025 include $13.8 million of sales from the October 2025 divestiture of the Company’s Dr. Comfort Footcare Solutions product line

Enovis Corporation
GAAP Net Sales and Growth Rate Summary - YTD
Dollars in millions
(Unaudited)

	Nine Months Ended
	October 2, 2026	October 3, 2025	Growth Rate	Constant Currency Growth Rate (1)	Organic Growth Rate (2)
	(In millions)
Prevention & Recovery:
U.S. Bracing & Support	$375.2	$362.9	3.4%	3.4%	3.4%
U.S. Other P&R	176.8	208.9	(15.4)%	(15.4)%	4.2%
International P&R	293.7	282.3	4.0%	0.5%	0.1%
Total Prevention & Recovery	845.7	854.1	(1.0)%	(2.1)%	2.5%

Reconstructive:
U.S. Reconstructive	422.4	396.3	6.6%	6.6%	6.6%
International Reconstructive	462.6	421.8	9.7%	5.5%	5.5%
Total Reconstructive	885.0	818.2	8.2%	6.0%	6.0%

Total	$1,730.7	$1,672.3	3.5%	1.9%	4.2%
(1) Constant currency growth rate represents sales growth excluding the impact of foreign exchange rate fluctuations based on prior year sales valued at the current period foreign currency rates.
(2) Excludes the impact of foreign exchange rate fluctuations and acquisitions/divestitures, thus providing a measure of change due to factors such as price, product mix and volume.
(3) The nine months ended October 3, 2025 include $40.9 million of sales from the October 2025 divestiture of the Company’s Dr. Comfort Footcare Solutions product line.

Enovis Corporation
Change in Net Sales
Dollars in millions
(Unaudited)

	Net Sales
	Prevention and Recovery		Reconstructive		Total Enovis
	$	Change %	$	Change %	$	Change %

For the three months ended October 3, 2025	$290.9		$258.0		$548.9
Components of Change:
Existing Businesses(1)	8.7	3.0%	16.3	6.3%	25.0	4.6%
Acquisitions(2)	—	—%	—	—%	—	—%
Divestitures(3)	(13.8)	(4.7)%	—	—%	(13.8)	(2.5)%
Foreign Currency Translation(4)	(0.4)	(0.1)%	(1.0)	(0.4)%	(1.4)	(0.3)%
	(5.5)	(1.9)%	15.3	6.0%	9.8	1.8%
For the three months ended October 2, 2026	$285.4		$273.3		$558.7
(1) Excludes the impact of foreign exchange rate fluctuations and acquisitions/divestitures, thus providing a measure of change due to factors such as price, product mix and volume.
(2) Represents the incremental sales as a result of acquisitions of businesses for twelve months from the acquisition date. Excludes (i) acquisitions of former distribution partners as such transactions primarily represent a shift from a third-party distribution model to a direct sales model, and (ii) acquisitions of intellectual property as such transactions involve the purchase of technologies that have not been commercialized.
(3) Represents the decrease in sales as a result of divestitures of businesses for twelve months from the divestiture date.
(4) Represents the difference between prior year sales valued at the actual prior year foreign exchange rates and prior year sales valued at current year foreign exchange rates.

	Net Sales
	Prevention and Recovery		Reconstructive		Total Enovis
	$	Change %	$	Change %	$	Change %

For the nine months ended October 3, 2025	$854.1		$818.2		$1,672.3
Components of Change:
Existing Businesses(1)	21.3	2.5%	49.3	6.0%	70.6	4.2%
Acquisitions(2)	1.3	0.2%	—	—%	1.3	0.1%
Divestitures(3)	(40.9)	(4.8)%	—	—%	(40.9)	(2.4)%
Foreign Currency Translation(4)	9.9	1.2%	17.5	2.1%	27.4	1.6%
	(8.4)	(1.0)%	66.8	8.2%	58.4	3.5%
For the nine months ended October 2, 2026	$845.7		$885.0		$1,730.7
(1) Excludes the impact of foreign exchange rate fluctuations and acquisitions, thus providing a measure of change due to factors such as price, product mix and volume.
(2) Represents the incremental sales as a result of acquisitions of businesses for twelve months from the acquisition date. Excludes (i) acquisitions of former distribution partners as such transactions primarily represent a shift from a third-party distribution model to a direct sales model, and (ii) acquisitions of intellectual property as such transactions involve the purchase of technologies that have not been commercialized.
(3) Represents the decrease in sales as a result of divestitures of businesses for twelve months from the divestiture date.
(4) Represents the difference between prior year sales valued at the actual prior year foreign exchange rates and prior year sales valued at current year foreign exchange rates.